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                                                                    Exhibit 23.4

                 SHANGHAI ORIENT REAL ESTATE APPRAISAL CO., LTD.

                                                                    May 11, 2007

LDK Solar Co., Ltd.
Hi-Tech Industrial Park
Xingyu City
Jiangxi Province 215128
People's Republic of China

Ladies and Gentlemen:

     We hereby consent to (i) the use of our name under the caption "Related Party Transactions -- Land Use Rights" in the registration statement on
Form F-1,as may be amended from time to time, being filed by LDK Solar Co., Ltd. with the United States Securities and Exchange Commission in connection with the registration of its ordinary shares, par value $0.10 each, under the United States Securities Act of 1933, as amended, and (ii) the references to us under the caption "Experts" therein. We further consent to the filing of this letter as an exhibit to such registration statement, as may be amended from time to time.

     Our offices are located at 2nd Floor, 1279 Dingxi Road, Shanghai 200500, People's Republic of China.

                        Very truly yours,


                        /seal/ SHANGHAI ORIENT REAL ESTATE APPRAISAL CO., LTD.